UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2009
CELGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16132	22-2711928

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 673-9000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 17, 2009, the stockholders of Celgene Corporation (the “Company”) approved an amendment and restatement of the Company’s 2008 Stock Incentive Plan (the “Plan”) to, among other things:
(i)	adopt an aggregate share reserve of 70,781,641 shares of the Company’s common stock, par value $0.01 (“Common Stock”). This number includes the share reserve of 52,372,191 shares of the Company’s Common Stock prior to the amendment and restatement, 18,100,000 additional amount of new shares of the Company’s Common Stock and 309,450 shares of Common Stock reserved but not yet granted under the 1995 Non-Employee Directors’ Incentive Plan (the “Directors’ Incentive Plan”), that are transferred to the Plan in connection with the amendment and restatement;
(ii)	in lieu of the current awards under the Directors’ Incentive Plan an automatic grant to non-employee directors as follows (subject to adjustment in accordance with the Plan):
(1)	upon initial election or appointment to the Board of Directors, an award of a nonqualified stock option to purchase 25,000 shares of Common Stock; and
(2)	upon election as a continuing member of the Board of Directors, an award of a nonqualified stock option to purchase 12,333 shares of Common Stock and 2,055 restricted stock units, in each case, pro rated for partial years (this award will be in lieu of the current annual award under the Directors’ Incentive Plan of an option to purchase 18,500 shares of Common Stock);
(iii)	specify that the maximum amount of shares of Common Stock subject to any award under the Plan that may become subject to accelerated vesting will not be greater that 5% of the total shares reserved for awards under the Plan, except that, with respect to any participant other than a named executive officer, such 5% limit will not apply to any accelerated vesting as a result of a change in control or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment due to a business acquisition;
(iv)	clarify that the total number of shares of Common Stock available for awards will be reduced by (1) the total number of stock options or stock appreciation rights exercised, regardless of whether any of the shares of Common Stock underlying such awards are not actually issued to the participant as the result of a net settlement and (2) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any stock option or stock appreciation right. Shares of Common Stock repurchased by the Company on the open market with the proceeds of a stock option exercise price will not be added to the aggregate share reserve; and
(v)	extend the term of the Plan through April 15, 2019 (prior to the amendment and restatement the Plan was scheduled to expire after April 16, 2018).
The foregoing summary of the Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan, which is attached as Exhibit 10.1 and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
Exhibit 10.1 — Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of June 17, 2009)

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION
Date: June 18, 2009	By:	/s/ David W. Gryska
		Name:	David W. Gryska
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

10.1	Exhibit 10.1 — Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of June 17, 2009)